UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

ESH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41718	87-4000684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave S, Suite 89898
New York, NY	10003
(Address of principal executive offices)	(Zip Code)

(212) 287-5022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	ESHAU	The Nasdaq Global Market

Class A shares	ESHA	The Nasdaq Global Market

Rights	ESHAR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Business Combination Agreement

General Description of the Business Combination Agreement

On September 15, 2025, ESH Acquisition Corp., a Delaware corporation (“ESH”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with The Original Fit Factory, Ltd., a company registered in Scotland with registration number SC541304 (“TOFF”), The Original Fit Factory Holdings Inc., a Delaware corporation (“PubCo”), and The Original Fit Factory Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”).

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, (i) (A) PubCo will issue and deliver to each shareholder of TOFF (a “Seller”) one share of common stock of PubCo, par value $0.00001 per share (“PubCo Common Stock”), for each Class A ordinary share and each ordinary share of TOFF owned by such TOFF shareholder (the “Share Exchange”) and (B) following the Share Exchange and prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), TOFF shall effect a reverse share split with respect to the issued and outstanding equity securities of PubCo (including the shares of PubCo Common Stock owned by the Sellers) and unissued equity securities of PubCo (the “Reorganization”), resulting in the aggregate number of shares of PubCo Common Stock owned by the Sellers, on a fully-diluted, as-converted and as-exercised basis, being equal to 50,000,000 shares of PubCo Common Stock; (ii) Merger Sub will merge with and into ESH, with ESH continuing as the surviving entity and as a wholly-owned subsidiary of PubCo (the “Merger” and, together with the Share Exchange, the Reorganization and the other transactions contemplated by the Business Combination Agreement, the “Transactions”), as a result of which Merger each share of Class A common stock of ESH, par value $0.0001 per share (“ESH Class A Common Stock”), issued and outstanding immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right of the holder thereof to receive one share of PubCo Common Stock; and (iii) as a result of such Transactions, each of ESH and TOFF will become a wholly-owned subsidiary of PubCo and PubCo will become a publicly traded company.

Consideration

The total consideration to be paid by PubCo to the Sellers at the Closing will consist of that number of newly issued shares of PubCo Common Stock equal to $500 million divided by $10.00 per share of PubCo Common Stock.

At the Effective Time, if the Company Performance Conditions (as defined below) have been achieved and ESH is required to use reasonable efforts to enter into the SPAC ELOC (as defined below), then 40% of the shares of ESH Class A Common Stock and Class B common stock of ESH held by ESH Sponsor LLC (the “Sponsor”) and that were issued to the Sponsor in a private placement transaction in connection with ESH’s initial public offering (the “Founder Shares”) shall be canceled and extinguished for no consideration. The “Company Performance Conditions” means, as of the Closing Date, TOFF has (i) paid off and terminated all of its secured indebtedness and indebtedness that contains any restrictions on the ability of TOFF to incur other secured Indebtedness, (ii) achieved consolidated EBITDA for fiscal year 2025 of at least $9,121,692 (the “EBITDA Condition”) and (iii) received gross cash proceeds, but net of any commissions and other expenses to the extent any such commissions and expenses are greater than 7% in the aggregate, of at least $20,000,000 in the Transaction Financings (as defined below) pursuant to the provisions of the Business Combination Agreement.

Additionally, in the event that 40% of the Founder Shares are extinguished in accordance with the foregoing paragraph, if during the 12 months following the Closing Date, the volume-weighted average price of the shares of PubCo Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Closing Date, then, for no additional consideration, PubCo will issue to each holder of Founder Shares an additional 16.67% of the shares of PubCo Common Stock such holder had received in connection with the Merger.

Representations and Warranties

The Business Combination Agreement contains representations and warranties that are reasonably customary for similar transactions that are made by the parties as of the date of the Business Combination Agreement, or other specific dates, solely for the benefit of certain of the parties to the Business Combination Agreement, and in certain cases are subject to specified exceptions and materiality, SPAC Material Adverse Effect, Company Group Material Effect (each as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “SPAC Material Adverse Effect” as used in the Business Combination Agreement means with respect to ESH, any change, event, occurrence, or effect that individually or when aggregated with other changes, events, occurrences or effects, has had or would reasonably be expected to have a material adverse effect upon the ability of ESH on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder. “Company Group Material Adverse Effect” as used in the Business Combination Agreement means with respect to TOFF and its subsidiaries, means any change, event, effects or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations or financial condition of TOFF and its direct and indirect subsidiaries (the “Company Group”), taken as a whole or (b) the ability of TOFF or its subsidiaries to enter into and perform its obligations under the Business Combination Agreement, subject to certain customary exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement shall terminate as of, and will not survive, the Closing, and the Business Combination Agreement does not provide for any indemnification rights for another party’s breach thereof . The covenants and agreements of the parties contained in the Business Combination Agreement will not survive the Closing, except those covenants and agreements that are to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party to the Business Combination Agreement agreed to use its reasonable best efforts to consummate the Transactions. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including (1) provision of access to each party’s properties, books and personnel; (2) operation of the parties’ respective businesses in the ordinary course of business; (3) provision of financial statements by TOFF; (4) listing of PubCo Common Stock on a national securities exchange; (5) prohibition against insider trading; (6) notifications to certain parties of certain breaches, consent requirements or other matters; (7) obtaining third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; and (11) confidentiality. The Business Combination Agreement also contains certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of proceeds from ESH’s trust account held for the benefit of its public stockholders (the “Trust Account”).

ESH has agreed, concurrent with the execution of the Business Combination Agreement, to arrange for the raising of $2,499,999.96 (the “SPAC Signing Investment”) to be deposited in an account designated by TOFF and used to pay any unpaid transaction expenses of ESH at the Closing. Additionally, each of ESH and TOFF has agreed to use their reasonable best efforts to enter into one or more capital raising transactions (each, a “Transaction Financing”) during the Interim Period. TOFF shall use its reasonable best efforts to enter into one or more Transaction Financings that constitute equity financings in an aggregate amount of at least $20,000,000; provided, however, that if the EBITDA Condition is not met, TOFF may enter into an equity line of credit or forward purchase agreement in lieu of an equity financing. During the Interim Period, ESH shall enter into one or more Transaction Financings in an aggregate amount to ensure that the sum of ESH’s net cash at the Closing plus the net proceeds of such Transaction Financings and the SPAC Signing Investment (the “SPAC Cash Target”) is a positive number. If the SPAC Cash Target is a negative number (a “SPAC Financing Shortfall”), then ESH shall enter into an equity line of credit for the amount of the SPAC Financing Shortfall, not to exceed $5,000,000 (“SPAC ELOC”).

During the Interim Period, to the extent that TOFF has received net cash proceeds of more than $20,000,000 from Transaction Financings, TOFF may repurchase, redeem or otherwise acquire any equity securities of any member of the Company Group in an amount up to $40,000,000, in the aggregate; provided, however, that the initial $20,000,000 of net cash proceeds raised by TOFF from the Transaction Financings may not be used for such purposes.

Additionally, each of ESH and TOFF has agreed not to solicit or enter into a competing alternative transaction in accordance with customary terms and provisions set forth in the Business Combination Agreement. ESH also agreed not to change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the recommendation of its board to its stockholders for approval and adoption of the Business Combination Agreement and the Transactions (a “Change in Recommendation”); provided, however, that if at any time prior to (but not after) obtaining the approval from ESH stockholders, the ESH board, after consultation with its outside legal counsel, determines that a Company Group Material Adverse Effect with respect to TOFF has occurred on or after the date of the Business Combination Agreement and, as a result, the failure to make a Change in Recommendation would be inconsistent with the fiduciary duties of ESH’s board of directors, ESH may make a Change in Recommendation. If requested by TOFF, ESH will use its reasonable best efforts to cause its representatives to, during the Change in Recommendation notice period provided in the Business Combination Agreement, engage in good faith negotiations with ESH and its representatives to make such adjustments in the terms and conditions of the Business Combination Agreement so as to obviate the need for a Change in Recommendation.

The Business Combination Agreement and the consummation of the Transactions requires the approval of ESH’s stockholders. ESH, TOFF and PubCo agreed, as promptly as practicable after the date of the Business Combination Agreement, to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of PubCo to be issued pursuant to the Transactions, and containing a combined proxy statement/prospectus for the solicitation of proxies from ESH stockholders to approve the Business Combination Agreement, the Transactions and related matters at a special meeting of ESH’s stockholders convened for purposes of approving, among other things, the Business Combination Agreement and the Transactions (the “ESH Special Meeting”) and providing ESH’s public stockholders with an opportunity to request redemption of their shares of ESH Class A Common Stock in connection with the Transactions, as required by ESH’s amended and restated certificate of incorporation and by-laws (and as described in ESH’s initial public offering prospectus) (the “Redemption”).

The parties to the Business Combination Agreement also agreed to take all necessary action, so that effective as of the Closing, the entire board of directors of PubCo (the “Post-Closing Board”) will consist of seven individuals. Three of the members of the Post-Closing Board will be designated by ESH and four of the members of the Post-Closing Board will be designated by TOFF, in each case, prior to the Closing. At or prior to the Closing, PubCo will provide each member of the Post-Closing Board with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.

TOFF will deliver PCAOB-audited financial statements to ESH for its fiscal years ended December 31, 2023 and December 31, 2024, as soon as practicable after the date of the Business Combination Agreement but no later than 30 days from the date of the Business Combination Agreement (the “Audit Delivery Date”).

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties, unless waived: (i) approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of ESH’s stockholders; (ii) expiration or termination of any waiting period applicable to the consummation of the Business Combination Agreement under any antitrust laws; (iii) obtaining material regulatory approvals; (iv) no law or order preventing or prohibiting the Transactions; (v) appointment of the Post-Closing Board consistent with the requirements of the Business Combination Agreement; (vi) effectiveness of the Registration Statement; (vii) PubCo shall have amended and restated its governing documents in a form satisfactory to ESH and TOFF; (viii) each Non-Competition Agreement, each Lock-Up Agreement, the Amended and Restated Registration Rights Agreement and the Insider Letter Amendment (each as defined below) shall be in full force and effect as of the Closing; and (ix) shares of PubCo Common Stock shall have been approved for listing on a national stock exchange upon the Closing.

In addition, unless waived by TOFF, the obligations of TOFF to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of ESH relating to organization and standing, authorization, capitalization and finders and brokers being true and correct in all material respects on and as of the date of the Business Combination Agreement and as of the Closing; (ii) the representations and warranties of ESH relating to whether ESH has been subject to a SPAC Material Adverse Effect being true and correct on and as of the date of the Business Combination Agreement and as of the Closing; (iii) all other representations and warranties of the ESH being true and correct (without giving effect to any limitations as to “materiality” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and as of the date of Closing, as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a SPAC Material Adverse Effect; (iv) ESG having performed in all material respects their respective obligations and complied in all material respects with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by them on or prior the Closing Date; (v) the transaction expenses of ESH shall be equal to or less than $8,000,000; (vi) subject to TOFF satisfying the Company Performance Conditions, the SPAC Cash Target shall be a positive number and (vii) if ESH’s transaction expenses exceed the SPAC Cash Target, ESH has entered into the SPAC ELOC.

Unless waived by ESH, the obligations of ESH to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of TOFF relating to organization and standing, authorization, capitalization and finders and brokers being true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) all other representations and warranties of the TOFF being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect; (iii) TOFF and PubCo having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the Closing Date; (iv) absence of any Company Group Material Adverse Effect since the date of the Business Combination Agreement which continuing; (v) the Reorganization has been completed; (vi) all convertible securities of TOFF shall have been converted to ordinary shares of TOFF; and (vii) each Employment Agreement shall be in full force and effect as of the Closing.

Termination Rights

The Business Combination Agreement may be terminated at any time prior to the Closing by either ESH or TOFF if the Closing does not occur by April 30, 2026, or such other date as may be mutually agreed pursuant to the Business Combination Agreement.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of ESH and TOFF; (ii) by written notice by either ESH or TOFF to the other if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by TOFF for ESH’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (iv) by ESH for TOFF’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (v) by ESH, if there shall have been a Material Adverse Effect on TOFF following the date of the Business Combination Agreement which is uncured and continuing; (vi) by either ESH or TOFF if ESH holds its stockholder meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained; and (vii) by written notice from ESH to TOFF if TOFF has not delivered the Public Company Accounting Oversight Board-audited financial statements for its fiscal years ended December 31, 2023 and December 31, 2024 to ESH on or before the Audit Delivery Date.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust fund waiver, and customary miscellaneous provisions) will terminate and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination.

Trust Account Waiver

TOFF agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, and has agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Governing Law and Jurisdiction

The Business Combination Agreement is governed by Delaware law, and the parties are subject to exclusive jurisdiction of the federal and state courts located in Delaware.

Related Agreements

Company Shareholder Commitment Agreement

Simultaneously with the execution of the Business Combination Agreement, certain of the Sellers who collectively own more than 50% of the equity interests of TOFF entered into a commitment agreement (the “Company Shareholder Commitment Agreement”), pursuant to which, among other things, each such Seller agreed (a) to exchange 100% of the issued and outstanding securities of TOFF owned by such Seller in the Share Exchange and (b) to exercise their drag along option with respect to 100% of the issued and outstanding shares of TOFF, which shall require all shareholders to transfer their shares in connection with the Business Combination Agreement.

Sponsor Support Agreement

Simultaneously with the execution of the Business Combination Agreement, the Sponsor entered into a support agreement with ESH and TOFF (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed, among other things, to vote all of the Founder Shares held by it in favor of (i) the Business Combination Agreement and the Transactions (ii) each other proposal included in the proxy statement for the ESH Special Meeting and for which ESH’s board of directors has recommended that the ESH stockholders vote in favor and against any competing transaction. In addition to the foregoing, the Sponsor Support Agreement prevents transfers of the securities of ESH held by the Sponsor between the date of the Sponsor Support Agreement and its termination, subject to certain limited exceptions.

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, certain Sellers entered into a lock-up agreement (each, a “Lock-Up Agreement”), pursuant to which each such Seller agreed not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of PubCo Common Stock to be received by such Seller in the Transactions, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of PubCo Common Stock, or (iii) publicly disclose the intention to do any of the foregoing, for a period commencing from the Closing and ending on the date that is six months after the Closing (subject to early release on the earlier upon the date after the Closing on which PubCo consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their shares of PubCo Common Stock for cash, securities, or other property), subject to certain customary transfer exceptions.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, PubCo, ESH and the Sponsor entered into an Amendment to Letter Agreement (the “Insider Letter Amendment”) to the Letter Agreement, dated as of June 13, 2023, that was entered into in connection with ESH’s initial public offering (the “Insider Letter”), (i) to add PubCo as a party to the Insider Letter, and (ii) to revise the terms of the Insider Letter to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of shares of PubCo Common Stock and warrants entitling the holder to purchase one share of PubCo Common Stock at a price of $11.50 per share in exchange for the ESH Class A Common Stock.

Non-Competition and Non-Solicitation Agreements

Simultaneously with the execution and delivery of the Business Combination Agreement, certain Sellers entered into a Non-Competition and Non-Solicitation Agreement (each, a “Non-Competition Agreement”) in favor of TOFF and PubCo and their respective subsidiaries (the “Covered Parties”), pursuant to which they will agree for a period of two years after the Closing not to compete with the Covered Parties and not to solicit the employees and customers of the Covered Parties. Each Seller also agreed not to disparage the Covered Parties and to customary confidentiality requirements.

Amended and Restated Registration Rights Agreement

Prior to the Closing, PubCo, the Sponsor, the Sellers and the other holders thereunder will enter into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) that will amend and restate the Registration Rights Agreement, dated as of June 13, 2023, entered into at the time of ESH’s initial public offering, pursuant to which (i) PubCo will assume the registration obligations of ESH under such registration rights agreement, with such rights applying to the shares PubCo Common Stock and (ii) Sellers will be granted equal registration rights thereunder.

The Business Combination Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about ESH, TOFF, or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about ESH, TOFF or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that ESH makes publicly available in reports, statements and other documents filed with the ESH and TOFF investors and securityholders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, Form of Company Shareholder Commitment Agreement, Sponsor Support Agreement, Form of Lock-Up Agreement, Insider Letter Amendment, Form of Non-Competition Agreement, and Form of Amended and Restated Registration Rights Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and the terms of which are incorporated by reference herein.

Additional Information and Where to Find It

In connection with the Transactions, PubCo, TOFF and ESH intend to file the Registration Statement with the SEC, which will include a preliminary proxy statement of ESH and a prospectus of PubCo relating to the offer of the securities to be issued to ESH’s securityholders in connection with the completion of the Transactions (the “Proxy Statement/Prospectus”). The definitive proxy statement and other relevant documents will be mailed to ESH stockholders as of a record date to be established for voting on the Transactions and other matters as described in the Proxy Statement/Prospectus. ESH, TOFF and/or PubCo will also file other documents regarding the Transactions with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF ESH AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH ESH’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS STOCKHOLDERS TO BE HELD TO APPROVE THE TRANSACTIONS AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT ESH, TOFF, PubCo AND THE TRANSACTIONS. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by ESH, TOFF and/or PubCo, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: ESH Acquisition Corp., 228 Park Ave S, Suite 89898, New York, NY 10003; Email: jim@eshacquisition.com, Attention: James Francis, or upon written request to TOFF or PubCo: The Original Fit Factory, Ltd, Canniesburn Gate, 10 Canniesburn Drive, Bearsden, Glasgow G61 1BF, Email: Dave@theoriginalfitfactory.com; Catherine@theoriginalfitfactory.com, Attention: David Weir; Catherine Chalmers.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTIONS OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

ESH, TOFF, PubCo and their respective directors, executive officers, certain of their equityholders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from ESH’s stockholders in connection with the Transactions. You can find information about ESH’s directors, executive officers, certain of their stockholders and other members of management and employees and their interest in ESH can be found in the sections entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” of ESH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on April 4, 2025, and “Management—Conflicts of Interest,” and “Certain Relationships and Related Party Transactions” in ESH’s final prospectus, filed with the SEC on June 15, 2023, each of which is available free of charge at the SEC’s website at www.sec.gov and at the following URL:www.eshacquisition.com. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

A list of the names of the directors, executive officers, other members of management and employees of TOFF and PubCo, as well as information regarding their interests in the Transactions, will be contained in the Registration Statement to be filed with the SEC. Additional information regarding the interests of such potential participants in the solicitation process may also be included in other relevant documents when they are filed with the SEC.

No Offer or Solicitation

The information contained in this Current Report on Form 8-K is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of ESH, TOFF or PubCo, or any commodity or instrument or related derivative, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” with respect to ESH, TOFF and/or PubCo that involve substantial risks and uncertainties. These forward-looking statements include all statements other than statements of historical fact, including, without limitation, estimates and forecasts of financial position, business strategy, plans, targets and objectives of the management of TOFF for future operations (including development plans and objectives), the anticipated benefits of the Transactions, the anticipated capitalization and enterprise value of PubCo and TOFF following the Transactions, expectations related to the terms and timing of the Transactions, regulatory developments in the TOFF’s industries, and funding of and investments into TOFF or PubCo. In some cases, you can identify forward-looking statements by terminology such as “according to estimates”, “anticipates”, “assumes”, “believes”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “is of the opinion”, “may”, “plans”, “potential”, “predicts”, “projects”, “targets”, “to the knowledge of”, “should”, “will”, “would”, or the negatives of these terms, variations of them or similar terminology, although not all forward-looking statements contain such identifying words and the absence of these words does not mean that a statement is not forward-looking.

Such forward-looking statements are subject to risks, uncertainties, and other factors which may adversely affect TOFF’s and PubCo’s ability to implement and achieve their plans and objectives set out in such forward-looking statements and which may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements are based on numerous assumptions regarding TOFF’s and PubCo’s present and future policies and plans and the environment in which TOFF and PubCo will operate in the future. Many actual events or circumstances are outside of the control of TOFF, PubCo or ESH. Furthermore, certain forward-looking statements are based on assumptions or future events which may not prove to be accurate, and no reliance whatsoever should be placed on any forward-looking statements in this Current Report on Form 8-K. Factors that may cause such differences include, but are not limited to: (1) the Transactions not being completed in a timely manner or at all, which may adversely affect the price of ESH’s securities; (2) the Transactions not being completed by ESH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ESH; (3) failure by the parties to satisfy the conditions to the consummation of the Transactions, including the approval of ESH’s stockholders; (4) inability to realize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of TOFF and PubCo to grow and manage growth profitably, build or maintain relationships with customers and retain management and key employees, capital expenditures, requirements for additional capital and timing of future cash flow provided by operating activities and the demand for health and wellness products, including fitness classes and wearable fitness trackers, including those offered by TOFF and PubCo; (5) the level of redemptions by ESH’s public stockholders which will reduce the amount of funds available for TOFF and PubCo to execute on their business strategies and may make it difficult to obtain or maintain the listing or trading of PubCo common stock on a major securities exchange; (6) the ability to obtain or maintain the listing of PubCo’s securities on a national stock exchange, following the Transactions; (7) costs related to the Transactions and as a result of PubCo becoming a U.S.-listed public company that may be higher than currently anticipated; (8) changes in business, market, financial, political and regulatory conditions; (9) failure of TOFF’s and/or PubCo’s fitness and wearable products to meet customer expectations; (10) regulatory or other developments that negatively impact demand for the products and services provided by TOFF and/or PubCo; (11) the outcome of any event, change or other circumstance that could give rise to the inability to consummate the Transactions; (12) the outcome of any legal proceedings that may be instituted against ESH, TOFF, PubCo and/or any of their respective affiliates; (13) changes to the proposed structure of the Transactions that may be required or appropriate as a result of applicable laws or regulations; (14) the risk that the Transactions disrupt current plans and operations of TOFF as a result of the announcement and consummation of the Transactions; (15) challenges in implementing TOFF’s and/or PubCo’s business plan due to operational challenges, significant competition and regulation; (16) being considered to be a “shell company” or “former shell company” by the securities exchange on which PubCo common stock may be listed or by the SEC, which may impact the ability to list PubCo common stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of PubCo’s securities; (17) trading price and volume of PubCo common stock may be volatile following the Transactions and an active trading market may not develop; (18) PubCo stockholders may experience dilution in the future due to the exercise of a significant number of existing warrants and any future issuances of equity securities of PubCo; (19) conflicts of interest that may arise from investment and transaction opportunities involving PubCo, TOFF, their respective affiliates and other investors and clients; (20) a security breach, cyber-attack or other event where unauthorized parties obtain access to TOFF’s or PubCo’s customer’s data; (21) TOFF’s or PubCo’s lack of control over suppliers, contract manufacturers and logistics partners for their wearable fitness products; (22) TOFF’s or PubCo’s reliance on independent contractors for certain of its digital fitness offerings; (23) TOFF’s or PubCo’s dependence on third-party licenses for certain of its product and service offering, including Reebok fitness and the Reebok Smart Ring; (24) actual or perceived defects in, or safety of, TOFF’s or PubCo’s products, including any impact of product recalls or legal or regulatory claims, proceedings or investigations involving TOFF’s or PubCo’s products; (25) increases in component costs, long lead times, supply shortages or other supply chain disruptions which impact TOFF’s or PubCo’s products; (26) TOFF’s or PubCo’s ability to generate or in-license content for its digital platforms; (27) TOFF’s or PubCo’s ability to effectively price and market their products and subscriptions and their limited operating history with which to predict the profitability of their subscription models; and (28) other risks and uncertainties included in (x) the “Risk Factors” sections of the ESH’s Annual Report and (y) other documents filed or to be filed with or furnished or to be furnished to the SEC by PubCo, TOFF and/or ESH. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. None of ESH, TOFF or PubCo undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Past performance by ESH’s, TOFF’s or PubCo’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of ESH’s, TOFF’s or PubCo’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that ESH, TOFF or PubCo will, or are likely to, generate going forward.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

2.1*†	Business Combination Agreement, dated as of September 15, 2025, by and among ESH Acquisition Corp., The Original Fit Factory, Ltd., The Original Fit Factory Holdings Inc. and The Original Fit Factory Acquisition Inc.

10.1†	Form of Company Shareholder Commitment Agreement, dated as of September 15, 2025, by and among ESH Acquisition Corp., The Original Fit Factory, Ltd. and the Sellers.

10.2†	Sponsor Support Agreement, dated as of September 15, 2025, by and among ESH Sponsor LLC, ESH Acquisition Corp. and The Original Fit Factory, Ltd.

10.3†	Form of Lock-Up Agreement, dated as of September 15, 2025, by and among ESH Acquisition Corp., The Original Fit Factory Holdings Inc., ESH Sponsor LLC and the Sellers.

10.4	Amendment to Letter Agreement, dated as of September 15, 2025, by and among ESH Acquisition Corp., ESH Sponsor LLC, I-Bankers Securities, Inc., Dawson James Securities Inc., The Original Fit Factory Holdings Inc., The Original Fit Factory, Ltd. and other parties named therein.

10.5†	Form of Non-Competition and Non--Solicitation Agreement, dated as of September 15, 2025, by and among The Original Fit Factory Holdings Inc., ESH Acquisition Corp., ESH Sponsor LLC, The Original Fit Factory, Ltd. and the Sellers.

10.6	Form of Amended and Restated Registration Rights Agreement, by and among ESH Acquisition Corp., The Original Fit Factory, Ltd., ESH Sponsor LLC and the Sellers.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.
†	The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request. Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2025

ESH Acquisition Corp.

By:	/s/ James Francis
Name:	James Francis
Title:	Chief Executive Officer